UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022 (August 22, 2022)

American Metals Recovery and Recycling Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56318	27-2262066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Metals Recovery and Recycling Inc.

4301 West Bank Dr. Suite 110B

Austin, Texas 78746

(Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (866) 365-0620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AMRR	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective August 22, 2022, American Metals Recovery and Recycling Inc. (the “Company”) entered into a Patent Assignment Agreement with Josef Faig (the “Agreement”), whereby Mr. Faig assigned to the Company his one-third ownership interest in United States Patent Number US 10,476,138 B2 (the “Assignment”), which patent pertains to cellular radio shroud technology. Pursuant to the Agreement and in consideration for the Assignment, the Company agreed to provide Mr. Faig with a two-year full time employment position as Senior Vice President of Product Development of AMR Resources, LLC, a wholly-owned subsidiary of the Company, pursuant to an employment agreement between Mr. Faig and such subsidiary. Pursuant to such employment agreement, entered into by such parties on August 23, 2022, Mr. Faig will receive an annual base salary of $200,000, and is eligible for stock options and for other customary employment-based benefits.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Patent Assignment Agreement, effective August 22, 2022, by and between the Company and Josef Faig
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2022	American Metals Recovery and Recycling Inc.

	By:	/s/ James Frinzi
	Name:	James Frinzi
	Title:	Chief Executive Officer